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                      AMENDMENT TO PARTICIPATION AGREEMENT


      Reference is made to the Fund Participation Agreement (the "Participation Agreement") dated as of June 5, 1998, between HOTCHKIS AND WILEY VARIABLE TRUST, a Massachusetts business trust (the "Trust"), and MERRILL LYNCH LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the state of Arkansas (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A. This amendment to the Participation Agreement is made as of July 22, 1999.

      WHEREAS, segregated accounts of the Company participating in the Trust are set forth on Schedule A attached to the Participation Agreement; and

      WHEREAS, the Trust and the Company now desire to amend Schedule A to offer shares of the Trust to additional segregated accounts of the Company.

      NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the Trust and the Company hereby amend and restate Schedule A to the Participation Agreement, and all references in the Participation Agreement to the segregated accounts of the Company shall be deemed to refer to the segregated accounts of the Company set forth on Schedule A as attached hereto.

      Capitalized terms used herein without definition and defined in the Participation Agreement shall have the same meaning herein as therein.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Participation Agreement as of July 22, 1999.


                                     MERRILL LYNCH LIFE INSURANCE COMPANY

                                    By:         /s/ Barry G. Skolnick
                                                ---------------------

                                    Name:           Barry G. Skolnick
                                                    -----------------
                                    Title:    Senior V.P. & General Counsel
                                              -----------------------------

                                    HOTCHKIS AND WILEY VARIABLE TRUST

                                    /s/ Nancy D. Celick
                                    Nancy D. Celick
                                    President

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                                   SCHEDULE A

           Segregated Accounts of Merrill Lynch Life Insurance Company Participating in Portfolios of Hotchkis and Wiley Variable Trust



      NAME OF SEPARATE ACCOUNT                                 DATE ESTABLISHED

Merrill Lynch Life Variable Annuity Separate Account A           August 6, 1991

Merrill Lynch Variable Life Separate Account                  November 19, 1990

Merrill Lynch Life Variable Life Separate Account II          November 19, 1990